UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 18, 2016

YUMMY FLIES, INC.
(Exact Name of Registrant as Specified in Charter)

COLORADO	000- 54888	20-8496798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23101 Lake Center Drive, Suite 100 Lake Forest, CA 92630
(Address of Principal Executive Offices) (Zip Code)

(855) 326-8537
(Registrant's telephone number, including area code)
N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 21, 2016, Yummy Flies, Inc. (the "Company") filed its Form 8-K ("Original Form 8-K") to report the acquisition on July 18, 2016 of all of the issued and outstanding capital stock of Pura Naturals, Inc., a Delaware corporation ("PURA") pursuant to that certain Share Exchange Agreement by and among the Company, PURA and certain shareholders of PURA.  The Original Form 8-K did not include the audited financial statements of PURA nor the pro-forma unaudited financial statements of the combined entity. This Amendment No. 1 to the Form 8-K is filed to include the financial statement information required under Item 9.01 of Form 8-K in connection with the acquisition of PURA.

Except to the extent expressly set forth herein, this amended Form 8-K speaks as of the filing date of the Original Form 8-K and has not been updated to reflect events occurring subsequent to the original filing date. Accordingly, this amended Form 8-K should be read in conjunction with our filings made with the Securities and Exchange Commission subsequent to the filing of the Original Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)            Financial Statements of Business Acquired.

Financial statements of PURA as required under Item 9.01 of Form 8-K in connection with the acquisition of PURA are attached.

(b)            Pro Forma Financial Information.

Pro forma financial information as required under Item 9.01 of Form 8-K in connection with the acquisition of the PURA are attached.

(d) Exhibits.

Exhibit No.	Description

99.1
Audited Financial Statements of Pura Naturals, Inc. for the years ended December 31, 2014 and 2015 and Unaudited Financial Statements of Pura Naturals, Inc. for the six months ended June 30, 2015 and 2016.

99.2
Unaudited Pro Forma Consolidated Balance Sheet of the Company at June 30, 2016, and the Unaudited Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2016 and year ended December 31, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUMMY FLIES, INC.

: /s/ James Kordenbrock
October 3, 2016	By: /s/ James Kordenbrock James Kordenbrock Chief Executive Officer